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                                                                   Exhibit 10.21


                                 REVOLVING NOTE
                                 --------------

$27,000,000.00                                           Dated:  July 29, 1997


         FOR VALUE RECEIVED, the undersigned (the "Borrowing Group") hereby promise to pay to the order of NATIONAL CITY BANK (the "Lender") the principal amount of TWENTY SEVEN MILLION DOLLARS ($27,000,000 ) on or before May 31, 2000, or, if less, the aggregate amount of all amounts borrowed pursuant to the Credit Agreement (as hereinafter defined) and unpaid, together with interest computed in the manner provided in the Credit Agreement, with such borrowings and interest payable in accordance with the provisions of the Credit Agreement.

         Both principal and interest are payable to Lender at the place specified in the Credit Agreement, in immediately available funds.

         This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 29, 1997 (the "Credit Agreement"), between the Borrowing Group, the Lender, NBD Bank and National City Bank as Agent for the Lender and NBD Bank. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the terms and conditions therein specified. Reference is made to the Credit Agreement governing the making of loans to the Borrowing Group, rights of prepayment, and for other provisions to which this Revolving Note is subject.

         No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or any other right under this Revolving Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion. The Borrowing Group waives protest, presentment, demand, and notice of nonpayment.

         This Revolving Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

CHART INDUSTRIES, INC.

By: /s/ Don A. Baines
    ____________________________________


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ALTEC INTERNATIONAL LIMITED PARTNERSHIP

By:      CHART MANAGEMENT COMPANY, INC.,
         its sole general partner

              /s/ Don A. Baines
         By:_______________________________


ALTEC, INC

    /s/ Don A. Baines
By:__________________________________


GREENVILLE TUBE CORPORATION

    /s/ Don A. Baines
By:__________________________________


CHART MANAGEMENT COMPANY, INC.

    /s/ Don A. Baines
By:_________________________________


CHART INDUSTRIES FOREIGN SALES CORPORATION

    /s/ Don A. Baines
By:________________________________


PROCESS SYSTEMS INTERNATIONAL, INC.

    /s/ Don A. Baines
By:________________________________



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                                   ALLONGE
                                   -------

        This Allonge shall be so firmly affixed to the Revolving Note (as hereinafter defined) as to become a part thereof. The "Revolving Note" is that certain Revolving Note dated July 29, 1997 originally issued by the Borrowing Group (as defined in the Revolving Note) to National City Bank.

        the undersigned (the "Additional Borrower") hereby becomes an additional maker of the Revolving Note, as if the Additional Borrower had executed and delivered the Revolving Note simultaneously with the original execution and issuance of the revolving Note by the Borrowing Group.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Allonge as of the 31st day of July, 1997.


                                    CRYENCO SCIENCES, INC.

                                    By: /s/ Don A. Baines
                                        -------------------------
                                        Don A. Baines, Secretary and Treasurer